To the Shareholders and Board of

Directors of Pebblebrook Fund

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In planning and performing our audit of the financial statements of the Pebblebrook Fund (“the Fund”) as of and for the year ended April 30, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund’s internal control over financial reporting, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.   In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.  Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projection of any evaluation of effectiveness to future periods is subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the fund’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.  A material weakness is a control deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Fund’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  We noted the following matters involving the control procedures and their operations that we consider to be material weaknesses as defined above.  These conditions were considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the financial statements of the Pebblebrook Fund for the year ended April 30, 2006, and this report does not affect our report thereon dated June 29, 2006.

- Control procedures were not in place to ensure compliance with regulatory matters.

Management’s Response

-The Pebblebrook management team believed it had control procedures in place to ensure compliance with regulatory matters. Management deluded itself. During the audit it became clear that the Pebblebrook management team did not have a firm understanding of the regulatory complexity of the 1940 Act. The Pebblebrook management team has taken steps to solve the attention needed to ensure compliance with regulatory matters.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Cohen McCurdy, Ltd.

Cohen McCurdy, Ltd.

Westlake, Ohio

June 29, 2006